Calculation of Filing Fee Tables
S-4
PROSPERITY BANCSHARES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $1.00 per share	Other	19,491,174		$ 1,264,901,828.00	0.0001381	$ 174,682.94
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,264,901,828.00		$ 174,682.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 174,682.94
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This registration statement relates to the registration of the maximum number of shares of common stock, par value $1.00 per share, of Prosperity Bancshares, Inc. ("Prosperity"), estimated to be issuable by the registrant pursuant to the merger described in this registration statement and the Agreement and Plan of Merger (as may be amended from time to time, the "Merger Agreement"), dated as of January 27, 2026, by and between Prosperity and Stellar Bancorp, Inc. ("Stellar"). The amount in the "Amount Registered" column represents the maximum number of shares of Prosperity common stock estimated to be issuable pursuant to the merger, as defined in this registration statement. The number of shares of Prosperity common stock being registered is based on (a) (i) 51,252,100, which represents the maximum number of shares of common stock, par value $0.01 per share, of Stellar estimated to be outstanding immediately prior to the merger described herein and in the Merger Agreement (calculated as the sum of an estimate of the maximum number of Stellar common stock outstanding as of March 30, 2026 or issuable or expected to be converted or exchanged (including in respect of Stellar's equity awards) in connection with the merger), multiplied by (b) the exchange ratio of 0.3803 shares of Prosperity common stock for each share of Stellar common stock. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, based on (i) the market value of the estimated maximum number of shares of Stellar common stock that may be canceled and exchanged in the merger (as set forth in the preceding sentence), as established by the average of the high and low sales prices of Stellar common stock on the New York Stock Exchange (the "NYSE") on March 30, 2026 of $36.04, minus (ii) $582,223,856, which is the aggregate amount of cash estimated to be paid by Prosperity to Stellar shareholders in the merger.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
51,252,100	$ 36.04	$ 1,847,125,684.00		$ 582,223,856.00	$ 1,264,901,828.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date